UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2022

THE TJX COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4908	04-2207613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701
 (Address of principal executive offices) (Zip Code)

(508) 390-1000
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TJX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02    Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Oﬃcers; Compensatory Arrangements of Certain Oﬃcers

On January 28, 2022, The TJX Companies, Inc. (the “Company”) entered into letter agreements with Ernie Herrman, Chief Executive Officer and President, and Carol Meyrowitz, Executive Chairman of the Board. The agreements extend the term of the executive’s respective existing employment agreement with the Company until February 1, 2025, unless the employment agreement is terminated earlier in accordance with its terms. The agreements also provide for a minimum annual base salary of $1,700,000 for Mr. Herrman, a minimum target award level under the Company’s Management Incentive Plan of 200% of base salary for Mr. Herrman, and eligibility for continued vesting of future stock awards and certain long-term cash awards for Ms. Meyrowitz in the event that she provides additional Board-approved services to the Company following any future retirement, and otherwise continue the terms and conditions of the respective existing employment agreements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.

/s/ Alicia C. Kelly
Alicia C. Kelly
Executive Vice President, Secretary and
General Counsel

Dated: February 1, 2022